EXHIBIT 7.18


                        Sterling Group Partners II, L.P.
                   Sterling Group Partners II (Parallel), L.P.
                           8 Greenway Plaza, Ste. 702
                              Houston, Texas 77046


                                                March 27, 2007

James R. Crane
c/o EGL, Inc.
15340 Vickery Drive
Houston, Texas 77032

Gentlemen:

      Reference is made to the Agreement and Plan of Merger dated as of March 18, 2007 (as it may be amended from time to time, the "Agreement"; capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement) among Talon Holdings Corp., a Delaware corporation ("Parent"), Talon Acquisition Co., a Texas corporation and wholly owned subsidiary of Parent, and EGL, Inc., a Texas corporation (the "Company"), and to that certain letter agreement, dated as of March 18, 2007, by and between James R. Crane ("Crane") and Parent (the "Crane Commitment Letter"), pursuant to which Crane has committed to purchase a portion of the equity of Parent as of the Effective Time (the "Subject Equity Securities") for an aggregate purchase price equal to $52,027,606 in cash and 7,056,063 shares of common stock, par value $0.001 per share, of the Company (valued at the $38.00 per share Merger Consideration) (the "Crane Commitment").

      This letter agreement confirms the commitment of the undersigned, subject to the conditions set forth herein, to assume an aggregate of $51,000,000 of the cash portion of the Crane Commitment (the "Syndicated Commitment") and to contribute such amount to Parent in exchange for Subject Equity Securities if and when Crane contributes the remaining portion of the Crane Commitment in accordance with the terms of the Crane Commitment Letter. Notwithstanding the foregoing, the undersigned may terminate its Syndicated Commitment and shall be released from any liability under this letter in the event that, without the consent of the undersigned, (a) the Merger Agreement is amended to effect an increase in the Merger Consideration, (b) the Subject Equity Securities and the Stockholders Agreement to be entered into at Closing with respect to the Subject Equity Securities do not contain the terms and conditions set forth in the term sheet attached as Annex A to that certain Interim Stockholders Agreement, dated as of March 18, 2007 (the "Interim Stockholders Agreement"), by and among Crane, affiliates of Centerbridge Partners, L.P. and The Woodbridge Company Limited, as supplemented by the addendum attached as Schedule A to this letter agreement (the "Addendum"), or contain any additional terms and conditions that materially impact the undersigned in any negative respect, (c) Crane gives any approval under paragraph 1 of the Interim Stockholders Agreement that would materially impact the undersigned in any negative respect, (d) the Crane Commitment or the Crane Commitment Letter is terminated, or is amended, or modified or any provision thereof waived in a manner that materially impacts the undersigned in any negative respect, or (e) the Investor Parties (as defined in the Interim Stockholders Agreement) do not fund their equity commitments under their Equity Commitment Letters (other than the Syndicated Commitment).



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      The undersigned may syndicate a portion of the Syndicated Commitment to a single investment vehicle controlled by the undersigned, the investors of which will be limited partners of the undersigned; provided, that such syndication shall not relieve the undersigned from its obligations under this letter.

      Notwithstanding anything that may be expressed or implied in this letter agreement, Crane, by his acceptance of the benefits hereof, covenants, agrees and acknowledges that, no person other than the undersigned shall have any obligation hereunder and that, notwithstanding that the undersigned is a partnership, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future officer, agent or employee of the undersigned, against any former, current or future general or limited partner of the undersigned or any former, current or future director, officer, employee, general or limited partner, member, Affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future officer, agent or employee of the undersigned or any former, current or future general or limited partner of the undersigned or any former, current or future director, officer, employee, general or limited partner, member, Affiliate or assignee of any of the foregoing, as such, for any obligations of the undersigned under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creation.

      The undersigned hereby agrees that the undersigned shall not be entitled to any portion of the Termination Fee payable to Parent by the Company pursuant to the Agreement. Crane hereby agrees that in the event that Crane is responsible for any portion of the Parent Termination Fee payable by Parent to the Company, either directly or as a result of the Limited Guarantee, dated as of the March 18, 2007, executed by Crane in favor of the Company, the undersigned shall have no liability with respect thereto.

        The Investor Parties, by their signature below, hereby consent to the syndication set forth in this letter agreement and to the terms of the Addendum.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]








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                                    Very truly yours,


                                    STERLING GROUP PARTNERS II, L.P.
                                        By: Sterling Group Partners II
                                        GP,L.P., General Partner
                                            By: Sterling Group Investments,
                                            L.L.C., General Partner


                                      By:
                                          -----------------------------------
                                      Name:
                                      Title:


                                    STERLING GROUP PARTNERS II
                                    (PARALLEL), L.P.
                                        By: Sterling Group Partners II
                                        GP,L.P., General Partner
                                            By: Sterling Group Investments,
                                            L.L.C., General Partner


                                      By:
                                          -----------------------------------
                                      Name:
                                      Title:


Accepted and Agreed to
as of the date written above



/s/ James R. Crane
-----------------------------------
James R. Crane





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CENTERBRIDGE CAPITAL PARTNERS, L.P.

By:         Centerbridge Associates, L.P.,
            its general partner

By:         Centerbridge GP Investors, LLC,
            its general partner

By:         /s/ Steven Price
            -----------------------------------
            Name:  Steven Price
            Title: Senior Managing Director


CENTERBRIDGE CAPITAL PARTNERS
STRATEGIC, L.P.

By:         Centerbridge Associates, L.P.,
            its general partner

By:         Centerbridge GP Investors, LLC,
            its general partner

By:         /s/ Steven Price
            -----------------------------------
            Name:  Steven Price
            Title: Senior Managing Director


CENTERBRIDGE CAPITAL PARTNERS
SBS, L.P.

By:         Centerbridge Associates, L.P.,
            its general partner

By:         Centerbridge GP Investors, LLC,
            its general partner

By:         /s/ Steven Price
            -----------------------------------
            Name:  Steven Price
            Title: Senior Managing Director



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THE WOODBRIDGE COMPANY LIMITED



By:
   ---------------------------------
Name:
Title: